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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43962) pertaining to the Water Pik Technologies, Inc. Retirement Plan of our report dated May 16, 2002, with respect to the financial statements and supplemental schedule of Water Pik Technologies, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

Woodland Hills, California
June 24, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS